UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 17, 2014

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01Other Events

On March 17, 2014, the board of directors of Crimson Wine Group, Ltd. (the “Company”) authorized a stock repurchase program pursuant to which the Company may repurchase up to $2 million of the Company’s common stock.  The repurchases will be funded by available cash.  How much common stock, if any, will be repurchased will depend on market conditions, including the price of the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 18, 2014

CRIMSON WINE GROUP, LTD.

By:  /s/ Patrick M. DeLong

Name:  Patrick M. DeLong

Title:  Chief Financial & Operating Officer